Exhibit 99.1

OpenText Enters Into Agreement to Acquire GXS

Transaction Expected to Expand Information Exchange and Cloud Service Offerings

Waterloo, ON- 2013-November-5 – Open Text Corporation (NASDAQ: OTEX) (TSX: OTC), a global leader in Enterprise Information Management (EIM), announced today that it has entered into an agreement and plan of merger (Merger Agreement) to acquire GXS Group, Inc. (GXS), a leader in business-to-business (B2B) cloud integration, pursuant to which GXS will become a wholly-owned subsidiary of OpenText. For more information, please see the informational presentation under the investor section of www.opentext.com.

About the Transaction(1)

•	Purchase price of $1.165 Billion

•	Financing commitment of $800m Debt, $265m Cash

•	Equity of $100m, or 2.1 to 2.4% of OpenText’s outstanding common shares

•	Purchase price is 2.4x GXS Fiscal Year 2012 revenues

•	Targeting to onboard GXS to the OpenText operating model within 2 years

•	Targeting to be accretive to adjusted earnings for Fiscal Year 2014

•	Targeting the transaction to close within 90 days

•	Subject to customary closing conditions

GXS’s cloud-based B2B integration services enables more than 550,000 trading partners to integrate and manage business processes and transactions across complex global networks of customers, partners and suppliers. GXS’s cloud platform, the GXS Trading Grid, eliminates the ongoing complexities and costs of do-it-yourself B2B integration. GXS Managed Services enables customers to offload complex B2B e-commerce requirements to GXS, resulting in improved customer satisfaction, increased revenue and lower total cost of operations. GXS enables businesses to streamline new product launches, digitize accounts payable, automate warehouse receiving, conduct e-invoicing and e-payments and increase global supply chain visibility.

“The next generation of enterprise software is Enterprise Information Management,” said OpenText CEO Mark J. Barrenechea. “Today’s GXS announcement strengthens the Information Exchange pillar with the addition of market leading cloud-based B2B integration services, it expands the EIM buying centers and it strengthens EIM with the addition of cloud-based Managed Services. I look forward to welcoming GXS employees, customers and partners to OpenText in the near future.”

This acquisition reinforces OpenText’s leadership in EIM by combining OpenText’s Information Exchange portfolio of Managed File Transfer, Secure E-mail, FAX, Capture and EDI with

GXS’s portfolio of B2B integration services and managed services, which helps customers to extend their partner networks to automate multi-enterprise processes and manage value-added commerce transactions. Upon closing of the transaction, OpenText and GXS together expect to serve more than 80,000 customers and support approximately 16 billion annual transactions in the cloud.

“In today’s global and highly distributed business, the on-going complexities and costs of do-it-yourself B2B integration pose significant challenges to organizations that need to integrate and orchestrate multi-enterprise processes across time, geographies and a multitude of trading partners,” said Bob Segert, President and Chief Executive Officer of GXS. “Integrating the GXS portfolio into OpenText will allow CIOs to focus their efforts on driving revenue growth while enabling innovation to stay ahead of the competition.”

The total enterprise value of the transaction is $1.165 billion. OpenText will pay an aggregate of $1.065 billion in cash and $100 million aggregate amount of OpenText common shares, in accordance with the terms of the Merger Agreement. Of the cash consideration to be paid to the GXS stockholders, $60 million is subject to escrow related to certain representations, warranties and covenants and the total consideration payable by OpenText is subject to adjustment based on GXS’s working capital and other considerations as of the closing. Upon closing of the transaction, a portion of the cash consideration will be used to repay, defease or redeem GXS indebtedness under its wholly-owned subsidiaries’ outstanding credit agreement and outstanding notes. Upon completion of the transaction, GXS stockholders will own approximately 2.1 to 2.4% of OpenText’s outstanding common shares, assuming no changes to the number of common shares outstanding between the date hereof and the closing of the transaction other than the issuance of the share consideration. The transaction is expected to close during OpenText’s third fiscal quarter and is subject to customary regulatory approvals and closing conditions.

OpenText intends to finance the cash portion of the consideration pursuant to the proposed transaction with cash on hand and the proceeds of a new credit facility. In connection therewith, OpenText has obtained committed bank financing of up to $800 million. Barclays and RBC Capital Markets have provided the committed financing for the transaction. The lenders’ commitment to provide the new credit facility is subject to certain customary conditions, including execution and delivery of definitive documentation. Citigroup Global Markets Inc. acted as financial advisor to OpenText. J.P. Morgan acted as financial advisor to GXS.

Conference Call Information:

OpenText will host a conference call on Tuesday, November 5, 2013 at 8:30 a.m. ET to discuss the acquisition.

Date:	Tuesday, November 5, 2013

Time:	8:30 a.m. ET/5:30 a.m. PT

Length:	30 minutes

Where:	416-644-3415 (international) 877-974-0445 (toll-free)

Investors should dial in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning November 5, 2013 at 10:00 a.m. ET through 11:59 p.m. on November 19, 2013 and can be accessed by dialing 416-640-1917 (international) or 877-289-8525 (toll-free) and using passcode 4649293 followed by the number sign.

To view the presentation or listen to the call via webcast, please use the following link: http://investors.opentext.com

About OpenText

OpenText provides Enterprise Information Management software that helps companies of all sizes and industries to manage, secure and leverage their unstructured business information, either in their data center or in the cloud. Over 50,000 companies already use OpenText solutions to unleash the power of their information. To learn more about OpenText, please visit www.opentext.com.

About GXS

GXS is a leading B2B Integration Services provider servicing over 550,000 trading partner’s worldwide. GXS is privately held, headquartered in Gaithersburg, Maryland, and has approximately 2,900 employees, and reported Fiscal Year 2012 revenues of $487 Million. Customer base includes 50% of the Forbes Global 1000. To learn more about GXS, please visit www.gxs.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including statements regarding the proposed transaction between Open Text Corporation (“OpenText” or “the Company”) and GXS Group, Inc. (“GXS”), the proposed financing of the transaction and expected number of common shares outstanding on completion of the transaction, the combined company’s plans, objectives, expectations and intentions, leadership in the EIM industry and in B2B data integration services, creation of the largest information exchange trading network in the world and, the expected size, scope and growth of the combined company’s operations and the market in which it will operate, expected synergies, as well as the expected timing and benefits of the transaction, may contain words such as “could”, “expects”, “may”, “should”, “will”, “anticipates”, “believes”, “intends”, “estimates”, “targets”, “plans”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities laws. These statements are based on the Company’s current expectations, estimates, forecasts and projections about the proposed transaction and the operating environment, economies and markets in which the Company and GXS operate. These statements are subject to important risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. These statements reflect beliefs and assumptions which are based on the Company’s and GXS’s perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. In making these statements, the

Company and GXS have made assumptions with respect to: the ability of the Company and GXS to achieve expected synergies and the timing of same; the ability of the Company and GXS to predict and adapt to changing customer requirements, preferences and spending patterns; the ability of the Company and GXS to protect their intellectual property; future capital expenditures, including the amount and nature thereof; trends and developments in the information technology and financial sectors and other sectors of the economy which are related to these sectors; business strategy and outlook; expansion and growth of business and operations; credit risks; anticipated acquisitions; future results being similar to historical results; expectations related to future general economic and market conditions; and other matters. The Company’s and GXS’s beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. The Company’s beliefs and assumptions may prove to be inaccurate and consequently the Company’s actual results could differ materially from the expectations set out herein.

Actual results or events could differ materially from those contemplated in forward-looking statements as a result of risks and uncertainties relating to the transaction and financing thereof, including: (a) the risk that the businesses will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on OpenText’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (b) OpenText’s significantly increased levels of indebtedness as a result of the proposed transaction, which could limit OpenText’s operating flexibility and opportunities; (c) OpenText’s inability to complete the anticipated financing as contemplated by the commitment letter prior to the contractually required time for closing of the proposed transaction or otherwise secure favorable terms for such financing; (d) the possibility that certain assumptions with respect to GXS or the proposed transaction could prove to be inaccurate; (e) failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed transaction; (f) the potential failure to retain key employees of OpenText or GXS as a result of the proposed transaction or during integration of the businesses; and (g) disruptions resulting from the proposed transaction, making it more difficult to maintain business relationships.

For additional information with respect to risks and other factors which could occur, see the Company’s Current Report on Form 8-K filed on November 5, 2013, Annual Report on Form 10-K, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, other Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) (which are available at the SEC’s website at www.sec.gov) and other securities regulators. Many of these factors are beyond the Company’s control. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. The common shares of OpenText will only be issued pursuant to the terms of the Merger Agreement to holders of GXS capital stock that are “accredited investors” under the U.S. Securities Act of 1933, as amended.

Note:

(1) All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

Further information:

Kasey Holman

Vice President, Corporate Communications

Open Text Corporation

San Francisco: (415) 500-9551

kholman@opentext.com

Greg Secord

Vice President, Investor Relations

Open Text Corporation

San Francisco: (415) 963-0825

New York: (646) 843-5621

gsecord@opentext.com

5